INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in this Registration Statement of Uni-Marts, Inc. on Form S-8 of our report dated October 23, 1995 (December 26, 1995, as to Note M) appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 1995.


/S/ DELOITTE & TOUCHE LLP
- ---------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

July 5, 1996































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